UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Steel Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2019

Steel Dynamics, Inc. (the “Company”) is filing the additional material contained in this Schedule 14A supplement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the upcoming 2019 Annual Meeting of Stockholders to be held on May 16, 2019 (the “Annual Meeting”).

As previously disclosed in our Proxy Statement, filed with the SEC on March 27, 2019 (the “Proxy Statement”), and in connection with Proposal 4, awards under the Amended and Restated Steel Dynamics, Inc. 2015 Equity Incentive Plan (the “Plan”) may be granted to “Participants,” who may include “Eligible Employees” (including “Eligible Executives”) and “Eligible Directors,” individually or as part of a group, each as defined in the Plan.

As previously disclosed in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019 (the “Annual Report”), the Company, as of December 31, 2018, had approximately 8,200 full time employees, of which approximately 9% were represented by collective bargaining agreements and are not eligible to participate under the Plan.  The Company also specifically identified each of the seven current Eligible Executives in the Annual Report under Item 1. Business — Experienced Executive Management Team.

Also, as previously disclosed in the Proxy Statement, the Company is nominating ten non-employee directors for election at the Annual Meeting.  Accordingly, immediately following approval of the Plan, the following will be eligible to participate in and receive awards under the Plan: approximately 7,510 Participants, comprised of approximately 7,500 Eligible Employees (including approximately 7 Eligible Executives) and approximately 10 Eligible Directors.

The closing price of the Company’s common stock, as reported on NASDAQ, on March 26, 2019, the last trading day immediately prior to the filing of the Proxy Statement, was $34.21.

No other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders at the Annual Meeting. All other items of the Proxy Statement are incorporated herein by reference without change. This information should be read in conjunction with the Proxy Statement, which was made available to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting.